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                                                                      EXHIBIT 23


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the inclusion of or incorporation by reference in (a) The Genlyte Group Incorporated's (the "Company's") previously filed Registration Statements on Form S-8 (Registration No. 333-57854, No. 333-30066, No. 333-93369, No. 33-30722 and No. 33-27190) and
(b) the Company's Form 10-K for the year ended December 31, 2001 of our reports dated January 18, 2002 included in the Company's Annual Report to Stockholders for the year ended December 31, 2001.

                                                         /s/ ARTHUR ANDERSEN LLP


Louisville, Kentucky
      March 20, 2002